Exhibit 10(a)(1)

                          Chemical Fabrics Corporation

                             1986 STOCK OPTION PLAN


     1.   Definitions.   As  used in  this 1986  Stock Option  Plan of  Chemical
Fabrics Corporation, the following terms shall have the following meanings:

     Code means the Federal Internal Revenue Code of 1954, as amended.

     Committee means a committee comprised of three or more directors of the Company, appointed by the Board of Directors of the Company, appointed by the Board of Directors of the Company, responsible for the administration of the Plan, as provided in Section 4; provided, that the Board of Directors itself may at any time, in its sole discretion, exercise any or all functions and authority of the Committee.

     Company means Chemical Fabrics Corporation, a Delaware corporation.

     Grant  Date means the date on  which an Option is  granted, as specified in
Section 7.

     Market Value means the closing price for a share of the Stock on any date.

     Option means the an option to purchase shares of the Stock granted under the Plan.

     Option Agreement means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

     Optionee  means a  person eligible  to  receive an  Option, as  provided in
Section 6, to whom an Option shall have been granted under the Plan.

     Plan means this 1986 Stock Option Plan of the Company.

     Stock means the common stock, par value $.10 per share, of the Company.

     2. Purpose. The Plan is intended to encourage ownership of the Stock by key employees and directors of, and consultants to, the Company and its subsidiaries and to provide additional incentive for them to promote the success of the Company's business. The Plan is not intended to be an incentive stock option plan within the meaning of Section 422A of the Code.

     3.   Term of  the Plan.   Options under the  Plan may be  granted not later
than October 20, 1996.

     4. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make the following determinations with respect to each option to be granted by the Company: (a) the key employee, director or consultant to receive the Option; (b) the time of granting the Option; (c) the number of shares subject to the Option; (d) the option price, which need not be Market Value of the optioned shares; (e) the vesting schedule, if any, over which the option shall become exercisable; (f) the expiration date of the option (which may not be more than ten (10) years after the date of grant thereof); and
(g) the restrictions, if any, to be imposed upon transfer of shares of the Stock purchased by the Optionee upon the exercise of the Option. The Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination on the matters referred to in this Section 4 shall be conclusive.

     5. Stock Subject to the Plan. The Plan covers 1,000,000 shares of Stock, subject, however, to the provisions of Section 11 of the Plan. The number of shares purchased pursuant to the exercise of options granted under the Plan and the number of shares subject to outstanding options granted under the Plan shall be charged against the shares covered by the Plan; but shares subject to options which terminated without being exercised shall not be so charged. Shares to be issued upon the exercise of options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for options thereafter to be granted.

     6. Eligibility. An Option may be granted only to a key employee, director or consultant of the Company or one or more of its subsidiaries. A member of the Committee may be granted an Option only by the vote of a majority of the Board of Directors.

     7. Time of Granting Options. The granting of an Option shall take place at the time specified by the Committee. Only if expressly so provided by the Committee shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

     8. Exercise of Option. Unless the Committee otherwise determines, all Options granted hereunder shall permit the Optionee to exercise, cumulatively, 25% of the option shares on each of the first four anniversary dates of the Grant Date. The Optionee shall give written notice of exercise to the Company. The notice shall specify the number of shares of the Stock which the Optionee elects to purchase. For shares which the Optionee elects to purchase, the Optionee shall enclose a personal check equal to the option price. The company shall deliver or cause to be delivered to the Optionee a certificate for the number of shares then being purchased by him. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Optionee to take any action in connection with shares being purchased upon exercise of the option, exercise of the option and delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which shall be taken at the Company's expense. Each outstanding Option shall be reduced by one shares for each share of the Stock purchased upon exercise of the option.

     9.   Transferability  of  Options.    Options shall  not  be  transferable,
otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

     10. Termination of Employment. If an Optionee ceases to be an employee, director or consultant of the Company for any reason other than retirement of an employee or death of an Optionee, any Option held by that Optionee may be exercised by the Optionee at any time within three months after the termination of such relationship, but only to the extent exercisable at termination. If an Optionee enters retirement from employment or dies, any Option held by that Optionee may be exercised by the Optionee or the Optionee's executor or administrator at any time within the shorter of the option period or 12 months after the date of retirement or death, but only to the extent exercisable at retirement or death. Options which are not exercisable at the time of termination of such relationship or which are so exercisable but are not exercised within the same time periods described above shall terminate. Military or sick leave shall not be deemed a termination under this Section 10 provided that it does not exceed the longer of 90 days or the period during which the rights of the absent employee, director or consultant are guaranteed by statute or by contract.

     11. Adjustment of Number of Shares. Each Option Agreement shall provide that in the event of any stock dividend payable in the Stock or any split-up or contraction in the number of shares of the Stock, or any reclassification or change of outstanding shares of the Stock, in each case occurring after the date of the agreement and prior to the exercise in full of the Option, the number and kind of shares for which the Option may thereafter by exercised shall be proportionately and appropriately adjusted. Each Option Agreement shall further provide that upon any consolidation or merger of the Company with or into another Company, or any sale or conveyance to another company or entity of the property of the Company as a whole, or the dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time an employee, director or consultant of the Company, or any of its subsidiaries, as appropriate) shall have the right, immediately prior to such event, to exercise the Option, to the extent then vested and not theretofore exercised. No fraction of a share shall be purchasable or deliverable, but in the event any adjustment of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Common Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this Section 11, the number of shares of the Stock available for the purpose of the Plan as stated in Section 5, and the exercise price per share of each Option, shall be correspondingly adjusted.

     12. Stock Reserved. The Company shall at all times during the term of the Options reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all other fees and expenses necessarily incurred by the Company in connection therewith.

     13. Limitation of Rights in Option Stock. The Optionee shall have no rights as stockholder in respect of shares as to which his or her Option shall not have been exercised, certificates issued and delivered and payment as herein provided made in full, and shall have no rights with respect to such shares not expressly conferred by this Plan.

     14. Purchase for Investment. The Optionee shall make such representations with respect to investment intent and the method of disposal of optioned shares as the Board of Directors of the Company may deem advisable in order to assure compliance with the applicable securities law.

     15. Termination and Amendment of Plan. The Board of Directors of the Company may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable, provided, however, that, except as provided in
Section 11, the Board may not, after ratification of the adoption of the Plan by the shareholders and without approval by the holders of a majority of the shares represented and voting within twelve (12) months after the adoption of such amendment by the Board, increase the maximum number of shares available for option under the Plan or extend the period during which options may be granted or exercised. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of that Optionee under that Option; provided, that if the adoption of the Plan is not approved by vote of a majority of the shares represented and voting at a meeting of shareholders on or before the date of the Company's 1987 Annual Meeting of Shareholders, then all Options theretofore granted under the Plan shall be null, void and without effect.

     16. Effective Date. The Plan shall be effective as of October 20, 1986, the date of its approval by the Board, but shall be subject to approval by the stockholders of the Company as aforesaid. Options may be granted prior to such approval of the stockholders but shall be conditioned upon, and shall not be exercisable until after, such approval of the stockholders is obtained.


                               CHEMFAB CORPORATION

                                    AMENDMENT
                                       TO
                             1986 STOCK OPTION PLAN


     This AMENDMENT (this "Amendment") to the 1986 Stock Option Plan, as heretofore amended (the "Plan"), of Chemfab Corporation, a Delaware corporation (the "Company"), is being adopted by the Board of Directors of the Company at a meeting held on this 1st day of February, 1996.

     1. Amendment of Section 8 of the Plan. Section 8 of the Plan is hereby amended to read in its entirety as follows:

          "8.  Exercise of Option.

               (a) Unless the  Committee otherwise determines,  all Options shall permit the Optionee to exercise, cumulatively, 25% of the option shares on each of the first four anniversary dates of the Grant Date. The Optionee shall give written notice of exercise to the Company. The notice shall specify the number of shares of the Stock which the Optionee elects to purchase. For shares of the Stock which the Optionee elects to purchase, the Optionee shall, except as otherwise permitted by Section 8(c) below, enclose a personal check equal to the aggregate option price payable with respect to such shares. Subject to, and promptly after, the Optionee's compliance with all of the provisions of this Section 8(a), the Company shall deliver or cause to be delivered to the Optionee a certificate for the number of shares of the Stock then being purchased by him or her. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Optionee to take any action in connection with shares of the Stock being purchased upon exercise of the Option, exercise of the Option and delivery of the certificate or certificates for such shares (including, without limitation, any exercise of the Option and delivery of the certificate or certificate for such shares in accordance with the procedures set forth in Section 8(c) below) shall be postponed until completion of the necessary action, which shall be taken at the Company's expense. Each outstanding Option shall be reduced by one share for each share of the Stock purchased upon exercise of the Option.

               (b) The Company's obligation to deliver shares of Stock upon exercise of an Option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Optionee shall satisfy such obligations by making a payment of the requisite amount in cash or by check, unless the Optionee is entitled to and has elected to effect such payment through a "cashless" exercise in accordance with Section 8(c) below.

               (c) In lieu of enclosing a personal check together with the written notice of exercise as described in Section 8(a) above, an Optionee that is not subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (a "Qualified Optionee"), may, unless prohibited by applicable law, elect to effect payment by including with the written notice of exercise referred to in Section 8(a) above irrevocable instructions to deliver for sale to a registered securities broker acceptable to the Company a number of shares of Stock subject to the Option being exercised sufficient, after brokerage commissions, to cover the aggregate option price payable with respect to such shares and, if the Qualified Optionee further elects, the Qualified Optionee's withholding obligations under
     Section 8(b) with respect to such exercise, together with irrevocable instructions to such broker to sell such shares and to remit directly to the Company such aggregate option price and, if the Qualified Optionee has so elected, the amount of such withholding obligations. The Company shall not be required to deliver to such securities broker any stock certificate for such shares until it has received from the broker such aggregate option price and, if the Qualified Optionee has so elected, the amount of such withholding obligations."

     2. Ratification, etc.. Except to the extent amended by this Amendment, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.

     3. Effective Date. This Amendment shall become effective on this 1st day of February, 1996.